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                               STOCK PURCHASE AGREEMENT



                                       BETWEEN


                           UNIVERSAL OUTDOOR HOLDINGS, INC.
                         KELSO INVESTMENT ASSOCIATES V, L.P.
                                         AND
                            KELSO EQUITY PARTNERS V, L.P.


                              DATED AS OF APRIL 5, 1996


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                                  TABLE OF CONTENTS


                                                                            Page


                                      ARTICLE I
                                     DEFINITIONS . . . . . . . . . . . . .    2
1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                      ARTICLE II
                                    SALE OF SHARES . . . . . . . . . . . .    7
2.1  Purchase and Sale of the Shares . . . . . . . . . . . . . . . . . . .    7
2.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . .    8
3.1  Corporate Organization; Etc.. . . . . . . . . . . . . . . . . . . . .    8
3.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
3.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.4  Authority Relative to this Agreement. . . . . . . . . . . . . . . . .   11
3.5  Consents and Approvals; No Violations . . . . . . . . . . . . . . . .   11
3.6  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .   12
3.7  Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . .   13
3.8  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . .   13
3.9  No Default; Compliance with Laws. . . . . . . . . . . . . . . . . . .   13
3.10  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
3.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
3.12  SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.13  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.14  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .   16
3.15  Sign Location Leases . . . . . . . . . . . . . . . . . . . . . . . .   17
3.16  Projections. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                      ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. . . .   18
4.1  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
4.2  Authority Relative to this Agreement. . . . . . . . . . . . . . . . .   18
4.3  Consents and Approvals; No Violations . . . . . . . . . . . . . . . .   18
4.4  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
4.5  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
4.6  Acquire Entirely for Own Account. . . . . . . . . . . . . . . . . . .   20
4.7  Reliance Upon Purchasers' Representations . . . . . . . . . . . . . .   20
4.8  Access to Records . . . . . . . . . . . . . . . . . . . . . . . . . .   20
4.9  Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . .   20
4.10  Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


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                                      ARTICLE V
                                      COVENANTS. . . . . . . . . . . . . .   21
5.1  Conduct of the Business Pending the Closing Date. . . . . . . . . . .   21
5.2  Access to Information . . . . . . . . . . . . . . . . . . . . . . . .   22
5.3  Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . . .   23
5.4  Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
5.5  Covenant to Satisfy Conditions. . . . . . . . . . . . . . . . . . . .   23
5.6  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . .   23
5.7  Amended and Restated Certificate and Amended By-Laws; Issuance of
     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.8  Management Warrants . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.9  Conversion of Class C Common Stock. . . . . . . . . . . . . . . . . .   24
5.10  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .   25
5.11  Transaction Expenses . . . . . . . . . . . . . . . . . . . . . . . .   25
5.12  Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . .   26
5.13  Additional Purchases By Kelso. . . . . . . . . . . . . . . . . . . .   26

                                      ARTICLE VI
                          CONDITIONS TO SELLER'S OBLIGATIONS . . . . . . .   26
6.1  Representations and Warranties True . . . . . . . . . . . . . . . . .   26
6.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
6.3  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
6.4  No Injunction or Proceeding . . . . . . . . . . . . . . . . . . . . .   27
6.5  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
6.6  HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
6.7  NOA Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                     ARTICLE VII
                      CONDITIONS TO THE PURCHASERS' OBLIGATIONS. . . . . .   28
7.1  Representations and Warranties True . . . . . . . . . . . . . . . . .   28
7.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
7.3  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
7.4  No Injunction or Proceeding . . . . . . . . . . . . . . . . . . . . .   28
7.5  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.6  HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.7  NOA Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.8  Amended and Restated Certificate and Amended By-Laws; Issuance of
     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.9  Fee Letter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.10  Subscription Agreements Sales. . . . . . . . . . . . . . . . . . . .   29
7.11  Delivery of Opinion of Winston & Strawn. . . . . . . . . . . . . . .   29


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                                                                            Page
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                                     ARTICLE VIII
                             TERMINATION AND ABANDONMENT . . . . . . . . .   30
8.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                      ARTICLE IX
                                   INDEMNIFICATION . . . . . . . . . . . .   30
9.1  Agreement to Indemnify. . . . . . . . . . . . . . . . . . . . . . . .   30
9.2  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
9.3  Limitation on Claims. . . . . . . . . . . . . . . . . . . . . . . . .   31
9.4  Losses Defined. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
9.5  Notice and Opportunity to Defend. . . . . . . . . . . . . . . . . . .   31
9.6  Material Adverse Effect Definition. . . . . . . . . . . . . . . . . .   33

                                      ARTICLE X
                                    MISCELLANEOUS. . . . . . . . . . . . .   33
10.1  Amendment and Modification . . . . . . . . . . . . . . . . . . . . .   33
10.2  Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .   33
10.3  Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . .   33
10.4  Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
10.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
10.6  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
10.7  Specific Performance . . . . . . . . . . . . . . . . . . . . . . . .   35
10.8  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
10.9  Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . .   35
10.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
10.11  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . .   36


                                       EXHIBITS

Exhibit A:    Second Amended and Restated Certificate of Incorporation of
              Seller
Exhibit A-1:  Second Restated Articles of Incorporation of Outdoor
Exhibit B:    Amended and Restated By-Laws of Seller
Exhibit B-1:  Amended and Restated By-Laws of Outdoor
Exhibit C:    Fee Letter
Exhibit D:    Warrant Plan
Exhibit E:    Subscription Agreement


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         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 5,
1996, by and among Universal Outdoor Holdings, Inc., a Delaware corporation ("Seller"), Kelso Investment Associates V, L.P., a Delaware limited partnership ("KIA V"), and Kelso Equity Partners V, L.P., a Delaware limited partnership ("KEP V", and collectively with KIA V, "Kelso").

         WHEREAS, Universal Outdoor, Inc. ("Outdoor"), a wholly-owned subsidiary of Seller, has entered into a Stock Purchase Agreement (as the same may be amended from time to time in accordance with the terms thereof, the "NOA Agreement"), dated as of February 27, 1996, between Wind Point Partners II, L.P., Marquette Venture Partners, L.P., Chemical Equity Associates, a California Limited Partnership, Banc One Venture Corporation, certain management shareholders set forth therein and Outdoor pursuant to which Outdoor will acquire of all of the outstanding capital stock of NOA Holding Corporation (the "NOA Acquisition"); and

         WHEREAS, in connection with the NOA Acquisition, Seller is contemplating the issuance and sale of certain classes of common stock to outside equity investors (the "Investment"), and in order to effect such Investment, Seller wishes to amend its existing Amended and Restated Certificate of Incorporation (the "Current Charter") to authorize and issue two new classes of common stock entitled Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and Class C Common Stock, par value $.01 per share (the "Class C Common Stock") of Seller, in each case having the terms set forth in the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Amended and Restated Certificate"); and

         WHEREAS, Seller wishes to sell to the Purchasers (as defined herein) and the Purchasers wish to acquire from the Seller 186,500 shares of Class B Common Stock (the "Class B Shares") and 188,500 shares of Class C Common Stock (the "Class C Shares", and collectively with the Class B Shares, the "Shares"), in each case in accordance with and subject to the terms and conditions set forth in this Agreement; and

         WHEREAS Seller wishes to grant to certain members of the management of Seller the Management


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Warrants (as defined herein) to acquire shares of Common Stock in accordance with and subject to the terms of this Agreement; and

         WHEREAS, the Purchasers and Seller desire to make certain representations and warranties and desire to make certain agreements in connection with the foregoing and also desire to set forth various conditions precedent thereto.

         NOW, THEREFORE, in consideration of the foregoing, including the mutual representations, warranties, covenants and agreements herein contained, Kelso and Seller hereby agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

         1 DEFINITIONS. The terms defined in this Article I, whenever used herein, shall have the following meanings for all purposes of this Agreement.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

         "Aggregate Purchase Price" shall mean $30,000,000, calculated as the total number of Shares multiplied by the Purchase Price.

         "Agreement" shall have the meaning set forth in the preamble hereof.

         "Amended and Restated Certificate" shall have the meaning set forth in the second whereas clause hereof.

         "Amended By-Laws" shall have the meaning set forth in Section 5.7 hereof.

         "Audited 1995 Balance Sheet" shall mean the audited consolidated balance sheet of Seller, Outdoor and Quantum dated as of the Balance Sheet Date, including the notes thereto.

         "Balance Sheet Date" shall mean December 31, 1995.


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         "By-Laws" shall mean the by-laws of Seller as in effect on the date hereof.

         "CERCLA" shall have the meaning set forth in Section 3.14 hereof.

         "Class B Common Stock" shall have the meaning set forth in the second whereas clause hereof.

         "Class B Shares" shall have the meaning set forth in the third whereas clause hereof.

         "Class C Common Stock" shall have the meaning set forth in the second whereas clause hereof.

         "Class C Shares" have the meaning set forth in the third whereas clause hereof.

         "Closing" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Seller.

         "Current Charter" shall have the meaning set forth in the second whereas clause hereof.

         "DOJ" shall have the meaning set forth in Section 3.5 hereof.

         "Encumbrance" shall mean any lien, encumbrance, security interest, charge, hypothecation, mortgage, pledge, restriction on transfer or voting or other encumbrance or restriction of any nature whatsoever other than the aforesaid as previously disclosed in the Financial Statements dated December 31, 1995.

         "Environmental Laws" shall mean any federal, state or local law, ordinance, regulation, order or permit pertaining to the environment, natural resources or public health or safety as presently in effect.


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         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "Financial Statements" shall have the meaning set forth in Section 3.6 hereof.

         "FTC" shall have the meaning set forth in Section 3.5 hereof.

         "GAAP" shall mean United States generally accepted accounting principles as in effect as of the date of or for the period with respect to which such defined term refers.

         "Governmental Entity" shall have the meaning set forth in Section 3.5 hereof.

         "HSR Act" shall have the meaning set forth in Section 3.5 hereof.

         "Indemnified Parties" shall have the meaning set forth in Section 9.1 hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 9.5 hereof.

         "Indenture" shall mean the Indenture, dated as of June 30, 1994, between Seller and United States Trust Company of New York as Trustee relating to the 14% Series A and Series B Senior Secured Discount Notes due 2004 of Seller.

         "Insurance Policies" shall have the meaning set forth in Section 3.13 hereof.

         "Investment" shall have the meaning set forth in the second whereas clause hereto.

         "Kelso" shall have the meaning set forth in the preamble hereof.

         "KEP V" shall have the meaning set forth in the preamble hereof.

         "KIA V" shall have the meaning set forth in the preamble hereof.


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         "Losses" shall have the meaning set forth in Section 9.4 hereof.

         "Management Group" shall have the meaning set forth in Section 5.8 hereof.

         "Management Warrants" shall mean, collectively the Series I Common Stock Warrants, Series II Common Stock Warrants and Series III Common Stock Warrants issued subject to the provisions of the Warrant Plan.

         "Material Adverse Effect" shall have the meaning set forth in Section
3.1 hereof.

         "NOA Acquisition" shall have the meaning set forth in the first whereas clause hereof.

         "NOA Agreement" shall have the meaning set forth in the first whereas clause hereof.

         "Notice" shall have the meaning set forth in Section 9.5 hereof.

         "Outdoor" shall have the meaning set forth in the first whereas clause hereof.

         "Outdoor Indenture" shall mean the Indenture, dated November 15, 1993, between Outdoor and United States Trust Company of New York relating to the 11% Senior Notes due 2003 of Outdoor.

         "Outstanding Warrants" shall mean the warrants to purchase shares of Common Stock presently issued and outstanding pursuant to the provisions of the Warrant Agreement.

         "Person" shall mean any individual, corporation, partnership, trust or other entity.

         "Preferred Stock" shall have the meaning set forth in Section 3.2 hereof.

         "Purchase Price" shall mean $80.00.

         "Purchasers" shall have the meaning set forth in Section 2.1 hereof.


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         "Quantum" shall mean Quantum Structures & Design Inc., an Illinois corporation and a wholly-owned subsidiary of Outdoor.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC Documents" shall have the meaning set forth in Section 3.12 hereof.

         "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder.

         "Seller" shall have the meaning set forth in the preamble hereof.

         "Shares" shall have the meaning set forth in the third whereas clause hereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture, or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% or more of the outstanding stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors.

         "Tax Return" shall have the meaning set forth in Section 3.11 hereof.

         "Taxes" shall have the meaning set forth in Section 3.11 hereof.

         "Threshold Amount" shall have the meaning set forth in Section 9.3 hereof.

         "Warrant Agreement" shall mean the Warrant Agreement, dated as of June 30, 1994, between Seller and United States Trust Company of New York, as Warrant Agent.

         "Warrant Plan" shall mean Seller's 1996 Warrant Plan substantially in the form attached hereto as Exhibit D.


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         Additional definitions are set forth within this Agreement and shall have the meanings given them in this Agreement.


                                      ARTICLE II
                                    SALE OF SHARES

         1 PURCHASE AND SALE OF THE SHARES. (a) Seller and Kelso hereby agree that upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, Seller will issue, sell and deliver to each Kelso entity listed on Schedule 2.1 (or such other Affiliates of Kelso as Kelso shall designate at least two days prior to the Closing Date (each, a "Kelso Designee")), and each such entity (each a "Purchaser," and collectively, the "Purchasers") will acquire and purchase from Seller, free and clear of all Encumbrances, the number and class of Shares set forth opposite such entity's name on Schedule 2.1 for a per share purchase price equal to the Purchase Price, payable as specified below. All title to, and all rights, interest, and risk of loss and beneficial ownership in, all Shares shall transfer, be vested in, and pass to, the entity indicated on Schedule 2.1 from Seller at the time and place when and where the Closing is held pursuant to Section 2.2(a) hereof.

              (b) In the event that any Kelso Designee shall purchase Shares, simultaneously with the closing hereof, the Seller shall sell to such Kelso Designees and such Kelso Designees shall purchase from the Seller the number of Class C Shares specified in the subscription agreements (the "Subscription Agreements") to be entered into by each such Kelso Designees with the Seller pursuant to which such Shares shall be sold substantially in the form attached hereto as Exhibit E. Each of the representations, warranties, agreements and indemnities made herein by Seller to Kelso shall be deemed to be made to and for the benefit of the Kelso Designees, PROVIDED, THAT, with respect to any indemnification right of any such Kelso Designee, KIA V shall enforce such rights on behalf of the Kelso Designees.

         2 CLOSING. (a) The closing (the "Closing") of the purchase and sale of the Shares and the consummation of the other transactions contemplated here-

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by shall, subject to the satisfaction or, if permissible, waiver of all of the conditions set forth in Articles VI and VII hereof, be held at the offices of Skadden, Arps, Slate, Meagher & Flom in New York, New York, on the same date as the closing under the NOA Agreement, substantially concurrent with, but immediately prior to, the closing under the NOA Agreement (the "Closing Date").

              (b)  At the Closing, Seller will deliver the following to Kelso:

                   (i) Stock certificates representing the Shares registered in the name of the appropriate Kelso entities set forth on Schedule 2.1.

                   (ii) Certain other deliveries as are contemplated by Article VII hereof.

              (c) At the Closing, Kelso will deliver or cause to be delivered the following to Seller:

                   (i) An amount equal to the Aggregate Purchase Price, by wire transfer of immediately available funds to a bank account which has been designated by Seller at least two business days prior to the Closing Date.

                   (ii) Certain other deliveries as are contemplated by Article VI hereof.


                                     ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to each of the Purchasers as follows:

         1 CORPORATE ORGANIZATION; ETC. Each of Seller, Outdoor and Quantum is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its property and assets. Each of Seller, Outdoor and Quantum is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of

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property or the conduct of its business requires such qualification or license, and is not required to be qualified or licensed in any other jurisdictions except where the failure to be so qualified or licensed would not be reasonably likely either to (i) have a material adverse effect on the business, operations, earnings, assets or financial condition of Seller, Outdoor and Quantum taken as a whole or (ii) materially impair, hinder or adversely affect the ability of Seller to perform any of its obligations under or as contemplated by this Agreement or the NOA Agreement or to consummate the transactions contemplated hereby or thereby (including the debt financing thereof) (either of such effects, a "Material Adverse Effect"). True and complete copies of the Current Charter and By-Laws of Seller and the certificate of incorporation and by-laws of Outdoor and Quantum have been heretofore delivered to Kelso.

         2 CAPITALIZATION. The authorized capital stock of Seller as of the date of this Agreement consists of (i) 1,500,000 shares of Common Stock, and
(ii) 178,000 shares of Preferred Stock consisting of 130,000 shares of Series A Preferred Stock and 48,000 shares of Series B Preferred Stock, each with no par value (collectively, the "Preferred Stock"), of which 437,500 shares of Common Stock are issued and outstanding as of the date of this Agreement. No shares of Preferred Stock are issued and outstanding. Upon the Closing, the authorized capital stock of Seller shall consist of (i) 750,000 shares of Common Stock of which 437,500 shares of Common Stock will be issued and outstanding, (ii) 300,000 shares of Class B Common Stock of which 186,500 shares of Class B Common Stock will be issued and outstanding, (iii) 300,000 shares of Class C Common Stock of which 188,500 shares of Class C Common Stock will be issued and outstanding, and (iv) 178,000 shares of Preferred Stock of which no shares will be issued and outstanding. As of the date of this Agreement, 62,500 shares of Common Stock are reserved for issuance upon the exercise of the Outstanding Warrants. The transactions contemplated by this Agreement (including but not limited to the issuance of the Shares, the Investment and the sales pursuant to the Subscription Agreements) will not affect the terms and provisions of, and will not alter the rights of holders of, the Outstanding Warrants, including but not limited to any anti-dilution adjustments to the number of Outstanding Warrants, the exercise price thereof or the number of

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shares of Common Stock to be acquired upon exercise thereof.  The authorized capital stock of Outdoor consists of 1,000,000 shares of common stock, par value $.01 per share, of which 10,000 of such shares are issued and outstanding. The authorized capital stock of Quantum consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 of such shares are issued and outstanding. As of the date of this Agreement and as of the Closing Date, all the issued and outstanding shares of capital stock of Seller (including the Common Stock, the Class B Common Stock and the Class C Common Stock), Outdoor and Quantum are, and all shares of Common Stock which are to be issued pursuant to the exercise of the Management Warrants will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. All of the issued and outstanding shares of capital stock of Outdoor are owned beneficially and of record by Seller, and Seller has and as of the Closing Date will have good title thereto, free and clear of all Encumbrances. All of the issued and outstanding shares of capital stock of Quantum are owned beneficially and of record by Outdoor, and Outdoor has and as of the Closing Date will have good title thereto, free and clear of all Encumbrances. Except as set forth above and on Schedule 3.2, there is no existing option, warrant, call, commitment or other security or agreement of any kind to which Seller, Outdoor or Quantum is a party requiring, and there are no securities (other than Outstanding Warrants) of Seller, Outdoor or Quantum outstanding which upon conversion, exchange or exercise would require or give any Person or entity the right to require, the issuance, sale or transfer of any shares of capital stock of Seller, Outdoor or Quantum or other securities convertible into or exchangeable or exercisable for shares of capital stock or any debt or equity security of Seller, Outdoor or Quantum of any kind.

         3 SUBSIDIARIES. Outdoor is Seller's sole Subsidiary, and Quantum is Outdoor's sole Subsidiary. None of Seller, Outdoor or Quantum has ever held, directly or indirectly, any interest in a partnership. There is no obligation on the part of Seller, Outdoor or Quantum to make any investment in any other Person other than pursuant to the NOA Agreement.

         4 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has all requisite authority and power to execute and deliver this Agreement and the Subscription Agreements and to issue and sell the Shares to the Purchasers and the shares of Class C Common Stock to be sold pursuant to the Subscription Agreements and to otherwise consummate the transactions contemplated hereby and thereby, and such issuance, sale and delivery of the Shares to the Purchasers and the shares of Class C Common Stock to certain investors will convey to the Purchasers good and marketable title to such shares free and clear of all Encumbrances except for such Encumbrances incurred in connection with the NOA Acquisition. The execution and delivery of this Agreement and the Subscription Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all required corporate action on the part of Seller and no other corporate proceedings on the part of Seller or any Subsidiary thereof are necessary to authorize this Agreement or the Subscription Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Seller and, assuming this Agreement has been duly executed and delivered by Kelso, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

         5 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement or the Subscription Agreements by Seller, the amendment of the Current Charter and the By-Laws, the Warrant Plan, the NOA Acquisition, the financing in connection with the NOA Acquisition, nor the consummation of the other transactions contemplated hereby and thereby by Seller or any Subsidiary thereof will (a) violate any provision of the Current Charter, the Amended and Restated Certificate, the By-Laws or the Amended By-Laws of Seller or the articles of incorporation (or similar organizational documents) or by-laws of Outdoor or Quantum, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority, agency or commission, including courts of competent jurisdiction (a "Governmental Entity"), except for
(i) filings with the Federal Trade Commission (the "FTC") and with the Antitrust Division of the United

States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), which filings have been made by Seller,
(ii) such consents, waivers, approvals, authorizations, permits, filings or notifications which, in the aggregate, could not be reasonably likely to have a Material Adverse Effect, and (iii) such consents, waivers, approvals, authorizations, permits, filings and notifications which are required due to laws, regulations or rulings applicable prior to the execution of this Agreement to Kelso, their Affiliates or the businesses conducted by any of them, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, license, government registration, contract, lease, agreement or other instrument or obligation to which Seller, Outdoor or Quantum is a party or by which Seller, Outdoor or Quantum or any of their respective properties or assets may be bound, except such violations, breaches and defaults which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or
(d) violate any order, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation of any Governmental Entity applicable to Seller, Outdoor or Quantum, except such violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

         6 FINANCIAL STATEMENTS. True and complete copies of the consolidated balance sheets and the related consolidated statements of operations and cash flows (including any related notes) of Seller for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 (the "Financial Statements") have been previously delivered by Seller to Kelso. The Financial Statements and the financial statements contained in the SEC Documents have been prepared from, and are in accordance with, the books and records of Seller, Outdoor and Quantum and fairly present the consolidated financial position and the consolidated results of operations and cash flows of Seller and its consolidated Subsidiaries as of the dates and for the periods presented therein in conformity with GAAP, applied on a consistent basis during the periods involved, except as otherwise noted therein. Except as set forth in Schedule 3.6, since the Balance Sheet Date, none of Seller, Outdoor or Quantum has incurred any indebtedness, issued any debt securities, expanded any existing credit facilities or assumed, guaranteed or endorsed the obligations of any other person except for the incurrence of debt pursuant to the Credit Agreement with LaSalle Bank dated March 22, 1995, as amended, as in existence on the date hereof.

         7 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, no event has occurred which has had or is reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 3.7, since the Balance Sheet Date, none of Seller, Outdoor or Quantum has (a) conducted its business in any material respect not in the ordinary and usual course consistent with past practice, or (b) except for dividends by Quantum or Outdoor on their capital stock, declared or paid any dividend or distribution on, or redeemed, purchased or otherwise acquired, any shares of its capital stock.

         8 NO UNDISCLOSED LIABILITIES. To the knowledge of the Seller, none of Seller, Outdoor or Quantum had, as at the Balance Sheet Date, any indebtedness or liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due, nor have any facts arisen or occurred which could form a basis therefor) which is not shown on the Audited 1995 Balance Sheet, the notes to the Financial Statements or disclosed on Schedule 3.8 hereto, except for those in the aggregate which are not reasonably likely to have a Material Adverse Effect.

         9 NO DEFAULT; COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.9(a), none of Seller, Outdoor or Quantum is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Current Charter, the Amended and Restated Certificate, the By-Laws or the Amended By-Laws of Seller or the articles of incorporation (or similar organizational documents) or by-laws of Outdoor or Quantum, or (ii) any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity applicable to Seller, Outdoor or Quantum, except such defaults and violations which in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. Except as set forth in
Schedule 3.9(b), none of Seller, Outdoor or Quantum is in violation of, or, to the knowledge of Seller, under investigation with respect to or have been threatened to be charged with or given notice that the continued operation of any assets does or will violate, any order, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation of any Governmental Entity applicable to Seller, Outdoor or Quantum, or their property or assets except such violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

         10 LITIGATION. Except as set forth in Schedule 3.10(a), there is no action, suit or proceeding pending, or, to the knowledge of Seller, threatened, against Seller, Outdoor or Quantum before any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.10(b), Seller, Outdoor and Quantum are not, nor have they received notice alleging that any of them are, subject to any outstanding injunction, writ, judgment, order, or decree of any Governmental Entity or any statute, rule, regulation or policy which has had or is reasonably likely to have a Material Adverse Effect.

         11 TAXES. (a) Except as set forth in Schedule 3.11(a), Seller, Outdoor and Quantum have, within the time and manner prescribed by law, (i) filed with the appropriate taxing authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to Seller, Outdoor or Quantum in respect of any Taxes (as hereinafter defined) other than those Tax Returns the failure of which to file would not have a Material Adverse Effect and such Tax Returns are true, correct and complete in all material respects and (ii) paid in full or have made adequate provision for in the Financial Statements (in accordance with GAAP) all Taxes (whether or not shown to be due and payable thereon). No deficiencies for any Taxes have been asserted in writing or assessed by any taxing authority against Seller, Outdoor or Quantum which remain unpaid or unsettled and which, in the aggregate, are material to the business or financial condition of Seller, Outdoor and Quantum taken as a whole, or which are not being contested in good faith by appropriate proceedings (the subject of any such contest to be set forth in Schedule 3.11(b)).

              (b) No power of attorney granted by Seller, Outdoor or Quantum with respect to any Taxes is currently in force.

              (c) None of Seller, Outdoor or Quantum are subject to liabilities for Taxes of any other person, including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of U.S. Tax law.

              (d) Except for the existing tax sharing agreement between Seller and Outdoor, none of Seller, Outdoor or Quantum are parties to or are bound by or have any obligation under any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

              (e) There are no Encumbrances for Taxes upon any of the assets of Seller, Outdoor or Quantum except liens for Taxes not yet due and payable or liens for taxes which in the aggregate would not have a Material Adverse Effect.

              (f) For purposes of this Agreement, (i) the term "Taxes" (including, with correlative meaning, the term "Tax") shall mean (X) all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign) and (Y) any liability of Seller, Outdoor or Quantum for the payment of any amount of the type described in clause (X) as a result of being a member of an affiliated, unitary, or combined group except for such liabilities as would not in the aggregate have a Material Adverse Effect; and (ii) "Tax Return" shall mean any return, statement, report, information or withholding return or other document (including any related or supporting information and including amended returns) with respect to Taxes.

         12 SEC DOCUMENTS. Seller, Outdoor and Quantum have filed with the SEC, and Seller has heretofore made available to Kelso, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by them since January 1, 1993 under the Securities Act or the Exchange Act (collectively, the "SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.
The financial statements of Seller, Outdoor or Quantum, as the case may be, included in the SEC Documents have complied with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

         13 INSURANCE. All material insurance policies (the "Insurance Policies") with respect to the property, assets, operations and business of Seller, Outdoor and Quantum are in full force and effect and will not lapse by reason of the transactions contemplated by this Agreement or by the NOA Agreement. Except as set forth in Schedule 3.13, there are no pending material claims against the Insurance Policies by Seller, Outdoor and Quantum.

         14  ENVIRONMENTAL MATTERS.

              (a) Except as set forth in Schedule 3.14(a), Seller, Outdoor and Quantum hold, and are in substantial compliance with, all material permits, licenses and government authorizations required for Seller, Outdoor and Quantum to conduct their respective businesses under Environmental Laws, and Seller, Outdoor and Quantum are otherwise in compliance with all applicable Environmental Laws, except where the failure to be in compliance has not had and is not reasonably likely to have a Material Adverse Effect.

              (b) Except as set forth in Schedule 3.14(b), neither Seller, Outdoor nor Quantum has received any written request for information, or has received written notice of any asserted or potential claim with respect to liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any similar state law with respect to any on-site or off-site location.

              (c) Except as set forth in Schedule 3.14(c), none of Seller, Outdoor or Quantum is subject to any judgment, decree, order or agreement or, to the knowledge of the Seller, investigation relating to compliance with any Environmental Law or to investigation or cleanup of substances regulated, or with respect to which cleanup liability may be imposed, under any Environmental Law.

              (d) Other than as disclosed in Schedule 3.14(d), there are no pending actions against Seller, Outdoor or Quantum under any Environmental Laws, and none of Seller, Outdoor or Quantum has received written notice of such action or of a threatened action.

              (e) Other than as disclosed in Schedule 3.14(e), to the knowledge of Seller, there has been no release or threatened release of a hazardous substance on any property owned, leased or operated by Seller, Outdoor or Quantum which would require a cleanup under CERCLA or similar state law which is reasonably likely to have a Material Adverse Effect.

         15 SIGN LOCATION LEASES. Seller, Outdoor and Quantum are each in compliance with, and to Seller's knowledge any other party thereto is in compliance with, each lease, license, or other agreement between Seller, Quantum or Outdoor and any other Person pursuant to which Seller, Quantum or Outdoor has obtained the right to erect, place or maintain outdoor advertising sign structures on any ground space, roof or wall space or upon any other improvement to real estate except where the failure to be in compliance has not had and is not reasonably likely to have a Material Adverse Effect

         16 PROJECTIONS. The projections presented to Kelso by Seller with respect to the future prospects of the business of Seller, Outdoor and Quantum have been prepared in good faith by management of Seller. Kelso acknowledges that the projections were based on various estimates and assumptions, and as such Seller provides no guarantee as to the accuracy of such projections other than the fact that they were prepared in good faith by management of Seller.



                                      ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represent and warrant to Seller as follows:

         1 ORGANIZATION. (a) KIA V is a limited partnership duly organized under the laws of the State of Delaware and KEP V is a limited partnership duly organized under the laws of the State of Delaware. Each of KIA V and KEP V has full authority to conduct its business as it is now being conducted.

         2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of KIA V and KEP V has full authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of KIA V and KEP V. This Agreement has been duly executed and delivered by each of KIA V and KEP V and, assuming this Agreement has been duly authorized, executed and delivered by Seller, this Agreement constitutes a valid and binding agreement of each of KIA V and KEP V, enforceable against each of KIA V and KEP V in accordance with its terms.

         3  CONSENTS AND APPROVALS; NO VIOLATIONS.   Neither the execution and
delivery of this Agreement by KIA V or KEP V nor the consummation of the transactions contemplated hereby by KIA V and KEP V will (a) violate any provision of the certificate of limited partnership (or other comparable governing documents) of either KIA V or KEP V, (b) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) filings with the FTC and the DOJ pursuant to the HSR Act, which filings have been made, (ii) such consents, waivers, approvals, authorizations, permits, filings and notifications which, in the aggregate, could not be reasonably likely to have a material adverse effect Kelso, as a whole, and (iii) such consents, waivers, approvals, authorizations, permits, filings and notifications which are required due to laws, regulations or rulings applicable prior to the execution of this Agreement to Seller, its Affiliate or the business conducted by any of them, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, encumbrance, license, government registration, contract, lease, agreement or other instrument or obligation to which either KIA V or KEP V is a party or by which either KIA V or KEP V or any of their properties or assets may be bound, except such violations, breaches and defaults which, in the aggregate, would not be reasonably likely to have a material adverse effect on Kelso, as a whole, or (d) violate any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity applicable to either KIA V or KEP V, except such violations which, in the aggregate, are not reasonably likely to have a material adverse effect on Kelso, as a whole.

         4 LITIGATION. There is no action, suit or proceeding pending, or, to the knowledge of Kelso, threatened, against either KIA V or KEP V before any Governmental Entity which is reasonably likely to materially impair, hinder or adversely affect the ability of the Purchasers to perform any of its obligations under or as contemplated by this Agreement. Kelso is not, nor has it received notice alleging that either KIA V or KEP V are, subject to any outstanding injunction, writ, judgment, order or decree of any Governmental Entity or any statute, rule, regulation or policy which is reasonably likely to materially impair, hinder or adversely affect the ability of either KIA V or KEP V to perform any of their respective obligations under or as contemplated by this Agreement.

         5 FINANCING. Kelso has, or has access to, sufficient funds and financing to pay the Purchase Price on the Closing Date.

         6 ACQUIRE ENTIRELY FOR OWN ACCOUNT. The Shares to be acquired by the Purchasers will be acquired for investment for each Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that, they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Shares.

         7 RELIANCE UPON PURCHASERS' REPRESENTATIONS. Each Purchaser understands that the Shares are not registered under the Securities Act on the ground that the acquisition provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Seller's reliance on such exemption is predicated on the representations of each Purchaser set forth herein.

         8 ACCESS TO RECORDS. Each Purchaser is a sophisticated purchaser with respect to the Shares, has been given the opportunity to access the records of Seller and its Subsidiaries and has made its own independent analysis and investigation into the business, operations, financial condition and general creditworthiness of Seller and has made its own independent decision to acquire the Shares pursuant to the terms and conditions set forth in this Agreement.

         9 RESTRICTED SECURITIES. Each Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In particular, each Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met.

         10 LEGEND. Each certificate or other document evidencing any of the Shares being acquired hereunder shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by Seller, each Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SHARES UNDER SUCH ACT OR LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."


                                      ARTICLE V
                                      COVENANTS

         1 CONDUCT OF THE BUSINESS PENDING THE CLOSING DATE. Except as contemplated by this Agreement or with the prior written consent of KIA V during the period from the date of this Agreement to the Closing Date, Seller will, will cause Outdoor to, and will cause Outdoor to cause Quantum to, conduct its business and operations according to its ordinary and usual course of business consistent with past practice and will use all reasonable efforts consistent therewith to preserve intact its properties, assets and business organizations, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with it, in each case in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, none of Seller, Outdoor or Quantum will, prior to the Closing Date, without the prior written consent of KIA V:

              (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, or purchase or acquire (i) shares of capital stock of any class, or securities convertible into or exchangeable or exercisable for any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than the issuance of shares of Common Stock pursuant to the exercise of Outstanding Warrants outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Common Stock outstanding on the date hereof;

              (b) except in the ordinary course of business and consistent with past practice, (i) incur any material indebtedness, issue any debt securities, expand any existing credit facilities or assume, guarantee or endorse the obligations of any other person, or (ii) pay or prepay any principal amounts of or owing under any such agreements or instruments;

              (c) sell, transfer or otherwise dispose of, any of its material property or assets, or create any Encumbrance on any of its material properties or assets;

              (d) enter into any agreement, commitment or contract providing for the acquisition of material assets or properties or of securities or business of any other Person;

              (e) agree in writing to take any of the foregoing actions; or

              (f) take any action which would cause any representation and warranty contained in Article III to be false at Closing.

         2 ACCESS TO INFORMATION. From the date of this Agreement to the Closing Date, for the purposes of the conduct by Kelso of due diligence, Seller will, will cause Outdoor to, and will cause Outdoor to cause Quantum to (i) give Kelso and its authorized representatives reasonable access to all employees, books, records, offices and other facilities and properties of Seller, Outdoor and Quantum, (ii) permit Kelso to make such inspections thereof as Kelso may reasonably request and (iii) cause its officers to furnish Kelso with such financial and operating data and other information with respect to the business and properties of Seller, Outdoor and Quantum as Kelso may from time to time reasonably request; PROVIDED, HOWEVER, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operation of the business of Seller, Outdoor and Quantum.

         3 CONSENTS AND APPROVALS. Each of the parties hereto shall use its reasonable best efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required to be obtained by it in connection with the consummation of the transactions contemplated by this Agreement.

         4 FILINGS. Promptly, after the execution of this Agreement, each of the parties hereto shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdiction to the extent that such filings by it are necessary for it to consummate the transactions contemplated hereby and will use its reasonable best efforts to take all other actions necessary for it to consummate the transactions contemplated hereby in a manner consistent with applicable law. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing. Each of the parties hereto will promptly inform the other party hereto upon learning of any information which could cause such party's representations and warranties not to be true at Closing or which could otherwise result in the failure of a condition contained in Articles VI or VII not to be satisfied.

         5 COVENANT TO SATISFY CONDITIONS. Kelso and Seller will use their respective reasonable best efforts to ensure that the conditions set forth in Articles VI and VII hereof are satisfied, insofar as such matters are within each such person's control.

         6 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall, take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by any party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

         7 AMENDED AND RESTATED CERTIFICATE AND AMENDED BY-LAWS; ISSUANCE OF SHARES. Prior to the Closing Date, Seller shall (i) take such action as is necessary to cause (A) the Board of Directors of Seller and Outdoor to each consist of, effective as of the Closing Date, four directorships, as provided in the Amended and Restated Certificate and the amended certificate of incorporation of Outdoor, (B) the Board of Directors of Seller and Outdoor to consist of the individuals set forth on Schedule 5.7 hereof, (C) the Amended and Restated Certificate to be in full force and effect, having received the requisite shareholder vote and having been filed with the Secretary of State of the State of Delaware, and (D) the articles of incorporation of Outdoor to be amended to and adopted in the form attached hereto as Exhibit A-1, and such amended articles to be in full force and effect having received the required shareholder vote and having been filed with the Secretary of the State of Illinois, (ii) take such action as is necessary to cause the By-Laws of Seller and Outdoor to be amended to be in substantially the form set forth in Exhibit B (the "Amended By-Laws") and Exhibit B-1, respectively, attached hereto, and
(iii) authorize and issue the Shares.

         8  MANAGEMENT WARRANTS.  Promptly following the Closing, Seller shall
(i) adopt the Warrant Plan, and (ii) issue to each member of management of Seller listed on Schedule 5.8 (the "Management Group") Series I Warrants, Series II Warrants and Series III Warrants (as indicated on Schedule 5.8) to purchase the number of shares of Common Stock set forth next to each such member's name, subject to the provisions of the Warrant Plan.

         9 CONVERSION OF CLASS C COMMON STOCK. Following the Closing Date, Seller, at KIA V's request (in its sole discretion), will use its reasonable best efforts (including to the extent necessary effecting an amendment to the Amended and Restated Certificate and the Amended By-Laws), to provide that (x) KIA V and KEP V, in addition to any other voting rights which they may have pursuant to the laws of the State of Delaware or as otherwise provided in the Amended and Restated Certificate as holders of shares of Class C Common Stock, be entitled to one vote for each such share of Class C Common Stock on all matters, (y) in addition to any other rights to appoint directors pursuant to the laws of the State of Delaware or as otherwise provided in the Amended and Restated Certificate, KIA V and KEP V, as holders of shares of Class C Common Stock, shall be entitled to designate one director and that the size of the Board of Directors of the Company shall be expanded to accommodate such director, upon the occurrence of any of the following events: (i) each of the Indenture and the Outdoor Indenture is terminated in accordance with its terms,
(ii) the 14% Series A and Series B Senior Secured Discount Notes of Seller issued pursuant to the Indenture are repaid, redeemed or acquired by Seller or a Subsidiary thereof and no such securities remain outstanding and the 11% Senior Notes due 2003 of Outdoor issued pursuant to the Outdoor Indenture are repaid, redeemed or acquired by Seller or a Subsidiary thereof and no such securities remain outstanding, or (iii) the provisions of the Indenture and the Outdoor Indenture restricting investments in Seller to less than 30% of its outstanding voting securities are (X) amended or modified to allow for investments in excess 30% of Seller's outstanding voting securities or (Y) are no longer applicable.

         10 USE OF PROCEEDS. Seller agrees to transfer the proceeds to be received by Seller from the sale of Shares to Kelso to Outdoor and to cause Outdoor to use such transferred proceeds to consummate the NOA Acquisition pursuant to the terms of the NOA Agreement.

         11 TRANSACTION EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, all reasonable legal and other costs and expenses incurred by Seller and Kelso in connection with this Agreement and the NOA Agreement and the transactions contemplated hereby and thereby shall be paid by Seller. Following the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 8.1, Seller shall promptly reimburse Kelso for all such legal and other costs and expenses (including any transfer taxes, real property transfer taxes, stamp duties and real property gains taxes).

         12 CERTAIN AGREEMENTS. The Seller shall not, and shall cause Outdoor not to, (i) enter into or execute any agreement providing for the financing of the acquisition contemplated by the NOA Agreement, (ii) amend, alter or agree to amend or alter any provision or term set forth in the commitment letter from Bankers Trust dated February 21, 1996 relating to the financing of the NOA Acquisition, or (iii) amend, modify or waive any provision of the NOA Agreement, in the case of each of clauses (i), (ii) and (iii) above, without the prior consent of KIA V.

         13 ADDITIONAL PURCHASES BY KELSO. For a period of three months following the Closing Date, the parties hereto agree that any agreement or understanding with respect to additional issuance and sale of capital stock of Seller to Kelso or its Affiliates agreed to by the parties hereto within such three month period shall be at a price per share equal to the Purchase Price (irrespective of whether such transaction is consummated within such three month period).


                                      ARTICLE VI
                          CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to sell the Shares shall be subject to the fulfillment, or written waiver by Seller, at or prior to the Closing of each of the following conditions:

         1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Kelso contained herein shall be true and correct in all respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date.

         2 PERFORMANCE. The Purchasers shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         3 CERTIFICATES. Kelso Partners V, L.P., the general partner of KIA V, shall have furnished Seller with such certificates of a general partner of KIA V to evidence its compliance with the conditions set forth in Sections 6.1 and 6.2 hereof as Seller may reasonably request.

         4 NO INJUNCTION OR PROCEEDING. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding shall have been commenced (and be pending) or have been threatened against the Purchasers or Seller or any of their respective Affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith or claiming any default under either the Indenture or the Outdoor Indenture, as to which (in the case of a plaintiff other than a Governmental Entity) it is reasonably likely that the plaintiff will prevail.

         5 CONSENTS. All consents and approvals of Governmental Entities necessary for consummation of the sale of the Shares by Seller pursuant to this Agreement shall have been obtained, other than those which, if not obtained, would not have a material adverse effect on Kelso.

         6 HSR ACT. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         7 NOA ACQUISITION. All conditions set forth in the NOA Agreement shall have been satisfied or waived pursuant to the terms thereof and hereof, and Outdoor shall, substantially concurrently with the Closing, be purchasing all of the outstanding shares of capital stock of NOA pursuant to the NOA Agreement.

                                     ARTICLE VII
                      CONDITIONS TO THE PURCHASERS' OBLIGATIONS

         The obligation of the Purchasers to purchase the Shares shall be subject to the fulfillment, or written waiver by KIA V at or prior to the Closing of each of the following conditions:

         1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller contained herein (other than Section 3.2) shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such date unless limited by their terms to a prior date. The representations and warranties of Seller contained in Section 3.2 shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though such representation and warranty was made at and as of such date.

         2 PERFORMANCE. Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         3 CERTIFICATES. Seller shall have furnished KIA V with such certificates of its Chief Executive Officer and Chief Financial Officer to evidence its compliance with the conditions set forth in Sections 7.1 and 7.2 as Kelso may reasonably request.

         4 NO INJUNCTION OR PROCEEDING. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or restricts the consummation of the transactions contemplated hereby. No action or proceeding shall have been commenced (and be pending) or have been threatened against Kelso, Seller or any of their respective Affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith as to which (in the case of a plaintiff other than a Governmental Entity) it is reasonably likely that the plaintiff will prevail.

         5 CONSENTS. All consents and approvals of Governmental Entities necessary for consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not have a Material Adverse Effect or a material adverse effect on Kelso, as a whole.

         6 HSR ACT. All required waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         7 NOA ACQUISITION. All conditions set forth in the NOA Agreement shall have been satisfied or waived pursuant to the terms thereof and hereof, and Outdoor shall have substantially concurrently with the Closing be purchasing all of the outstanding shares of capital stock of NOA pursuant to the NOA Agreement.

         8 AMENDED AND RESTATED CERTIFICATE AND AMENDED BY-LAWS; ISSUANCE OF SHARES. The Amended and Restated Certificate and Amended By-Laws shall be in full force and effect. The amended and restated articles of incorporation and amended by-laws of Outdoor shall be in full force and effect. The Shares shall have been duly authorized and issued.

         9 FEE LETTER. Seller shall have executed and delivered to Kelso the Fee Letter in the form attached hereto as Exhibit C.

         10 SUBSCRIPTION AGREEMENTS SALES. The closings under the Subscription Agreements shall have occurred simultaneously with the Closing.

         11 DELIVERY OF OPINION OF WINSTON & STRAWN. Kelso shall have received a copy of the opinion of Winston & Strawn delivered to certain lenders in connection with the financing obtained by Seller for the NOA Acquisition, upon which opinion Kelso may rely.

                                     ARTICLE VIII
                             TERMINATION AND ABANDONMENT

         1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

              (a) by mutual consent in writing of Seller and KIA V; or

              (b) by either Seller or KIA V upon termination of the NOA Agreement in accordance with its terms.

         In the event that this Agreement shall be terminated pursuant to this
Article VIII, all further obligations of the parties under this Agreement (other than Section 5.11) shall terminate without further liability of either party to the other.


                                      ARTICLE IX
                                   INDEMNIFICATION

         1 AGREEMENT TO INDEMNIFY. (a) Subject to the limitations set forth in this Article IX, Seller shall indemnify Kelso (and the Kelso Designees as contemplated by Section 2.1(b)), their officers, directors, Affiliates, employees and agents (the "Indemnified Parties") and hold the Indemnified Parties harmless from and against any and all Losses (as hereinafter defined) incurred by the Indemnified Parties by reason of, relating to or in connection with (i) the failure of any representation or warranty contained in Article III to be true and correct at Closing, and (ii) the breach of any covenant or agreement of Seller contained herein.

              (b) No claim based upon a breach of any representation or warranty may be asserted after such representation or warranty has been extinguished, except that claims asserted in writing prior to the extinguishment thereof shall not thereafter be barred.

         2 SURVIVAL. The parties hereto agree that none of the representations or warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the Closing hereunder or the consummation of the transactions contemplated hereby except that (i) those contained in Section 3.2 and Section
3.4 shall survive without limitation, and (ii) those contained in Sections 3.1, 3.3, 3.5, 3.6, 3.7, 3.8, 3.11 and 3.14 shall expire on the first anniversary of the Closing Date, and that none of the parties hereto shall have any rights or obligations arising out of any of such representations or warranties after the Closing hereunder or the termination of this Agreement pursuant to Article XIII hereof, except for those contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.11 and 3.14 hereof. All covenants and agreements contained herein shall survive without limitation.

         3 LIMITATION ON CLAIMS. Seller shall have no liability with respect to Section 9.1 (i) in excess of the Aggregate Purchase Price, and (ii) unless and until the aggregate amount of all such claims against the Seller exceeds $2,000,000 (the "Threshold Amount") and then only to the extent that such claims exceed the Threshold Amount.

         4 LOSSES DEFINED. As used in this Article IX, "Losses" means any liability, loss, claim, deficiency, damage, lost profits, payment (including, without limitation, those arising out of any demand, settlement or judgment relating to any legal, equitable or arbitration action or proceeding), cost or expense (including reasonable attorney's fees incurred in the investigation or defense thereof or the enforcement of rights hereunder) incurred by an Indemnified Party.

         5 NOTICE AND OPPORTUNITY TO DEFEND. If an event occurs that entitles an Indemnified Party, or that an Indemnified Party believes entitles it, to indemnification pursuant to this Article IX, the Indemnified Party shall promptly notify the party obligated or believed to be obligated to provide indemnification therefor (the "Indemnifying Party"). If the claim for indemnification arises out of a claim by a third party, such notice (the "Notice") shall occur within 15 days of the Indemnified Party's receipt of written notice of such claim; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that they are actually prejudiced by such failure. The Indemnifying Party shall have the right to undertake, conduct and control the defense thereof by so notifying the Indemnified Party in writing, provided that the Indemnifying Party (i) states that the settlement or defense of the claim will be conducted at all times in good faith and in a reasonable manner (and so conducts it), (ii) acknowledges in writing the obligation to indemnify the Indemnified Party in accordance with the terms contained in this Agreement, and (iii) promptly reimburses the Indemnified Party for all reasonable out-of-pocket expenses incurred as a result of the assumption by the Indemnifying Party of control of such settlement or defense. If the Indemnifying Party provides written notice to the Indemnified Party that it elects to defend such claim, such Indemnifying Party shall be obligated to defend such claim, at its own expense and by counsel chosen by it and reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party elects to provide the defense of such claim pursuant to this Section 9.5, the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the defense of such claim and shall be entitled to full access to information with respect thereto and to participate in the defense thereof at its own cost and expense. Any compromise, settlement or offer of settlement of such claim by the Indemnifying Party shall require the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld and unless such consent is obtained, the Indemnifying Party shall continue the defense of such claim; provided, however, that if the Indemnified Party refuses its consent to a bona fide offer of settlement that the Indemnifying Party wishes to accept and that involves no payment by the Indemnified Party not paid by the Indemnifying Party, the Indemnifying Party may reassign the defense of such claim to the Indemnified Party, who may then continue to pursue the defense of such matter, free of any participation by the Indemnifying Party, at the sole cost and expense of the Indemnified Party. In such event, the obligation of the Indemnifying Party with respect thereto shall not exceed the amount of the offer of settlement that the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement. If the Indemnifying Party does not elect to defend any such claim, it shall nevertheless have the right of full access to information with respect thereto and to participate in such defense at its sole cost and expense and shall remain liable for any indemnification obligations pursuant to this Agreement.

         6  MATERIAL ADVERSE EFFECT DEFINITION.   A "Material Adverse Effect"
(as such term is used in any representation or warranty contained in Section 3) shall, for purposes of this Article IX, be deemed to have occurred if the aggregate of all Losses related to all representations and warranties shall have a material adverse effect on the business, prospects, operations, earnings, assets or financial condition of Seller, Outdoor and Quantum, taken as a whole.


                                      ARTICLE X
                                    MISCELLANEOUS

         1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented at any time only by an instrument in writing signed on behalf of Seller and Kelso.

         2 EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto entitled to the benefits of the respective term or provision may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Seller and Kelso.

         3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b) shall not be assigned (other than by KIA V or KEP V to any of their Affiliates) by operation of law or otherwise.

         4 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

              If to Seller to:

              Universal Outdoor Holdings, Inc.
              321 North Clark Street
              Suite 1010
              Chicago, Illinois 60610
              Attention:  Daniel L. Simon, Esq.
              Telecopy:  (312) 664-8371

              With a copy to:

              Winston & Strawn
              35 West Wacker Drive
              Chicago, Illinois  60601
              Attention:  Leland E. Hutchinson, Esq.
              Telecopy:  (312) 558-5700


              If to the Purchasers to:

              Kelso & Company
              320 Park Avenue
              24th Floor
              New York, New York  10022
              Telecopy:  (212) 223-2379
              Attention:  James J. Connors II, Esq.

              With a copy to:

              Skadden, Arps, Slate, Meagher & Flom
              919 Third Avenue
              New York, New York  10022
              Attention:  Lou R. Kling, Esq.
              Telecopy:  (212) 735-2001

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         7 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         8 PUBLICITY. Except as otherwise required by law, at any time prior to the Closing, neither Seller or Kelso shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without providing Seller or Kelso, as the case may be, with a reasonable opportunity to review and comment on any such announcement.

         9 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (except as set forth in Section 2.1(b) and Section 5.8) and nothing in this Agreement, express or implied, is intended by or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       UNIVERSAL OUTDOOR HOLDINGS, INC.


                                       By
                                            ---------------------------------
                                            Name:
                                               Title:


                                       KELSO INVESTMENT ASSOCIATES V, L.P.

                                       By Kelso Partners V, L.P.,
                                       as general partner


                                       By
                                            ---------------------------------
                                            Name:
                                               Title:



                                       KELSO EQUITY PARTNERS V, L.P.



                                       By
                                            ---------------------------------
                                            Name:
                                               Title:

                                     Schedule 2.1


                               Class B                       Class C
Kelso Entity                 Common Stock                  Common Stock
- ------------                 ------------                  ------------

KIA V                            176,253                        172,487

KEP V                             10,247                         10,138



                               Class B                       Class C
Kelso Designee               Common Stock                  Common Stock
- --------------               ------------                  ------------

William Marquard                   0                            625

David Roderick                     0                            1,250

Michel Rapoport                    0                            1,875

George Shinn                       0                            250

Patricia Hetter Kelso              0                            937.5

John McGillicuddy                  0                            625

John Rutledge                      0                            312.5

                                     Schedule 5.7

Daniel L. Simon
Brian T. Clingen
Michael J. Roche
Michael B. Goldberg

                                     Schedule 5.8

SERIES I WARRANTS
                                       Number of Shares of
Eligible Person                            Common Stock
- ---------------                            ------------

Daniel Simon                                   43,750

Brian Clingen                                   7,721



SERIES II WARRANTS
                                       Number of Shares of
Eligible Person                            Common Stock
- ---------------                            ------------

Daniel Simon                                   43,750

Brian Clingen                                   7,721



SERIES III WARRANTS
                                       Number of Shares of
Eligible Person                            Common Stock
- ---------------                            ------------

Daniel Simon                                   43,750

Brian Clingen                                   7,721